                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                November 16, 2001



                              VORNADO REALTY TRUST
               (Exact Name of Registrant as Specified in Charter)



            MARYLAND                    NO. 001-11954                      NO. 22-1657560
(State or Other Jurisdiction of          (Commission              (IRS Employer Identification No.)
         Incorporation)                 File Number)


           888 SEVENTH AVENUE
           NEW YORK, NEW YORK                                    10019
(Address of Principal Executive offices)                       (Zip Code)


Registrant's telephone number, including area code: (212) 894-7000
                                                    --------------

-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  OTHER EVENTS.

         On November 16, 2001, Vornado Realty Trust ("Vornado") and Vornado Realty L.P. entered into an Underwriting Agreement with Lehman Brothers Inc. relating to the issuance and sale of an aggregate of 8,500,000 common shares of beneficial interest, par value $0.04 per share (the "Common Shares"), of Vornado for an aggregate purchase price of $328,015,000. On November 19, 2001, Lehman Brothers Inc. exercised in full the option granted to it by Vornado to purchase up to 1,275,000 additional Common Shares solely to cover overallotments. The aggregate purchase price for the 9,775,000 Common Shares is $377,217,250. Expenses payable by Vornado in connection with the offering are expected to be approximately $500,000. The issuance and sale closed on November 21, 2001.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

 (c)     Exhibits.

         The following documents are filed as an Exhibit to this report:

         1.1 Underwriting Agreement, dated November 16, 2001, among Vornado, Vornado Realty L.P. and Lehman Brothers Inc.

         8.1      Tax Opinion of Sullivan & Cromwell.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               VORNADO REALTY TRUST
                               (Registrant)


                               By: /s/ Joseph Macnow
                                   ----------------------------------
                                  Name:  Joseph Macnow
                                  Title: Executive Vice
                                         President - Finance and Administration,
                                         Chief Financial Officer


Date:  November 21, 2001

                                  EXHIBIT INDEX

         1.1 Underwriting Agreement, dated November 21, 2001, among Vornado Realty Trust, Vornado Realty L.P. and Lehman Brothers Inc.

         8.1      Tax Opinion of Sullivan & Cromwell.